================================================================================




                                 HUB GROUP, INC.

                                       and

                            HUB CITY TERMINALS, INC.




                       -----------------------------------

                                 SIXTH AMENDMENT
                          Dated as of October 15, 2002



                                       to



                            NOTE PURCHASE AGREEMENTS
                            Dated as of June 15, 1999

                       -----------------------------------





                       Re: $50,000,000 9.14% Senior Notes
                                Due June 25, 2009






================================================================================

                   SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

         THIS SIXTH AMENDMENT dated as of October 15, 2002 (the or this "SIXTH AMENDMENT") to the Note Purchase Agreements each dated as of June 15, 1999, as amended by the First Amendment to Note Purchase Agreements dated as of February 26, 2001, the Second Amendment to Note Purchase Agreements dated as of March 30, 2001, the Third Amendment to Note Purchase Agreements dated as of November 8, 2001, the Fourth Amendment to Note Purchase Agreements dated as of March 27, 2002 and the Fifth Amendment to Note Purchase Agreements dated as of August 14, 2002, among HUB GROUP, INC., a Delaware corporation ("PUBLIC HUB COMPANY"), HUB CITY TERMINALS, INC., a Delaware corporation, for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; Public Hub Company and Hub Chicago being individually referred to herein as an "OBLIGOR" and collectively as the "OBLIGORS"), and each of the institutions which is a signatory to this Sixth Amendment (collectively, the "NOTEHOLDERS").


                                    RECITALS:

          A. The Obligors and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements, each dated as of June 15, 1999 (as amended by the First Amendment to Note Purchase Agreements dated as of February 26, 2001, the Second Amendment to Note Purchase Agreements dated as of March 30, 2001, the Third Amendment to Note Purchase Agreements dated as of November 8, 2001, the Fourth Amendment to Note Purchase Agreements dated as of March 27, 2002 and the Fifth Amendment to Note Purchase Agreements dated as of August 14, 2002, collectively, the "NOTE PURCHASE AGREEMENTS"). The Obligors have heretofore issued the $50,000,000 9.14% Senior Notes Due June 25, 2009 (the "NOTES") pursuant to the Note Purchase Agreements.

          B. The Obligors and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

          C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this Sixth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Sixth Amendment set forth in
SECTION 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Noteholders do hereby agree as follows:

SECTION 1.        AMENDMENTS.

         SECTION 1.1. The definition of "CONSOLIDATED EBITDA" appearing in Schedule B to the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

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

                  "CONSOLIDATED EBITDA" for any period means the sum of (a) Consolidated Net Income during such period PLUS (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or local income taxes made by the Public Hub Company and the Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Public Hub Company and the Restricted Subsidiaries during such period, (d) Consolidated Interest Expense during such period, (e) Minority Interest Expense, (f) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP aggregating up to $5,100,000 (for both such quarters taken together), (g) all other non-cash charges during such period on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period), (h) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 March 31, 2001 or June 30, 2001, severance payments made during such quarters aggregating up to $1,200,000 (for all such quarters taken together),
         (i) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or December 31, 2001, severance payments (in addition to those accounted for in clause (h) above) made during such quarters aggregating up to $600,000 (for all four such quarters taken together), (j) if such period includes the fiscal quarter of the Public Hub Company ending on September 30, 2001, the write-off of the receivable due from Cho Yang Shipping Co., Ltd. during such quarter on the books of the Public Hub Company and its Restricted Subsidiaries in an amount not in excess of $4,740,000 and (k) if such period includes the fiscal quarter of the Public Hub Company ending on December 31, 2002 or March 31, 2003, restructuring charges during such quarter on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP (including cash severance payments) in an aggregate amount not in excess of $1,000,000. For purposes of calculations under SECTION 10.3, Consolidated EBITDA shall be adjusted for the period in respect of which any such calculation is being made to give effect to (i) the audited "EBITDA" (determined in a manner consistent with the definition of "Consolidated EBITDA" contained in this Agreement) of any business entity acquired by the Public Hub Company or any Restricted Subsidiary (the "ACQUIRED Business") and (ii) all Debt incurred by the Public Hub Company or any Restricted Subsidiary in connection with such acquisition, and shall be computed as if the Acquired Business had been a Restricted Subsidiary throughout the period and all Debt incurred in connection with such acquisition had been incurred at the beginning of such period in respect of which such calculation is being made. Without


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

         limiting the foregoing, Consolidated EBITDA shall also be adjusted for the period in respect of which any such calculation is being made to eliminate (1) the audited "EBITDA" of any Subsidiary or other property or assets disposed of by the Public Hub Company or any Restricted Subsidiary (the "TRANSFERRED BUSINESS") and (2) Debt relating to such Subsidiary, property or assets, as the case may be, and shall be computed as if the Transferred Business had been transferred at the beginning of such period in respect of which such calculation is being made. In the case of any business entity acquired during the twelve calendar month period immediately preceding the date of any determination hereunder whose financial records are not, and are not required to be in accordance with applicable laws, rules and regulations, audited by the Public Hub Company's independent public accountants at the time of the acquisition thereof, the Public Hub Company shall base such determination upon the Public Hub Company's internally audited net earnings of such business entity for the immediately preceding fiscal year or the net earnings of such business entity as audited by such business entity's independent auditors for the immediately preceding fiscal year.

         SECTION 1.2. The definition of "CONSOLIDATED EBITDAR" appearing in Schedule B to the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

                  "CONSOLIDATED EBITDAR" for any period means the sum of (a) Consolidated Net Income during such period, PLUS (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any Federal, state or local income taxes made by the Public Hub Company and the Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Public Hub Company and the Restricted Subsidiaries during such period, (d) Consolidated Interest Expense during such period, (e) all Rentals (other than Rentals on Capital Leases) payable during such period by the Public Hub Company and the Restricted Subsidiaries, (f) Minority Interest Expense, (g) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP aggregating up to $5,100,000 (for both such quarters taken together), (h) all other non-cash charges during such period on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period), (i) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001 or June 30, 2001, severance payments made during such quarters aggregating up to $1,200,000 (for all such quarters taken together),
         (j) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or December 31, 2001, severance payments (in addition to those accounted for in clause (i) above) made during such quarters aggregating up to

         $600,000 (for all four such quarters taken together), (k) if such period includes the fiscal quarter of the Public Hub Company ending on September 30, 2001, the write-off of the receivable due from Cho Yang Shipping Co., Ltd. during such quarter on the books of the Public Hub Company and its Restricted Subsidiaries in an amount not in excess of $4,740,000 and (l) if such period includes the fiscal quarter of the Public Hub Company ending on December 31, 2002 or March 31, 2003, restructuring charges during such quarter on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP (including cash severance payments) in an aggregate amount not in excess of $1,000,000. Consolidated EBITDAR shall not be adjusted to take into account earnings or interest of an Acquired Business that were earned or accrued prior to its becoming an Acquired Business.

        SECTION 1.3. The definition of the term "Reinvestment Yield" in Section
8.7 of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

        "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, (x) 3.93% for the period from October 15, 2002 through and including May 31, 2003, and 1.00% at all other times, in either case of any prepayment of the Notes pursuant to SECTION 8.2, (y) 3.93% in the case of any prepayment created by the application of SECTION 10.12 and
        (z) .50% in any other case, over in each such case the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX7" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.


         SECTION 1.4. Section 10.2 of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

               "SECTION 10.2. FIXED CHARGE COVERAGE RATIO. The Public Hub Company and its Restricted Subsidiaries will not, as of close of each fiscal quarter specified below, permit the ratio of (a) Consolidated EBITDAR for the immediately preceding four consecutive fiscal quarter period to (b) Consolidated Fixed Charges as of such date to be less than (i) 1.20 to 1.00 as of the end of the fiscal quarters ending September 30, 2002 and December 31, 2002, (ii) 1.15 to 1.00 as of the end of the fiscal quarter ending March 31, 2003, (iii) 1.25 to 1.00 as of the end of the fiscal quarters ending June 30, 2003 and September 30, 2003 and (iv) 1.30 to 1.00 as of the close of each fiscal quarter thereafter. Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Public Hub Company and its Restricted Subsidiaries' compliance with this Section, the Public Hub Company and its Restricted Subsidiaries' adjustment of earnings for the 2001 fiscal year (which was an aggregate earnings adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (I.E. $450,000 per fiscal quarter)"

         SECTION 1.5. Section 10.3 of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

               "SECTION 10.3. CASH FLOW LEVERAGE RATIO. The Public Hub Company and its Restricted Subsidiaries will not, as of the close of each fiscal quarter specified below, permit the ratio of Consolidated Debt to Consolidated EBITDA for the immediately preceding four consecutive fiscal quarter period to exceed the ratios set forth below:

                                               CONSOLIDATED DEBT TO CONSOLIDATED
              AS OF THE FISCAL QUARTER           EBITDA SHALL NOT BE MORE THAN:
                     ENDING ON:
                 September 30, 2002                         4.75 to 1.00
                  December 31, 2002                         5.25 to 1.00
                   March 31, 2003                           5.50 to 1.00
                    June 30, 2003                           4.50 to 1.00
                 September 30, 2003                         4.25 to 1.00
                  December 31, 2003                         4.00 to 1.00
                   March 31, 2004                           4.00 to 1.00
                    June 30, 2004                           3.75 to 1.00
                 September 30, 2004                         3.75 to 1.00
                  December 31, 2004                         3.50 to 1.00
                   March 31, 2005                           3.50 to 1.00
                    June 30, 2005                           3.25 to 1.00
                 September 30, 2005                         3.25 to 1.00
                  December 31, 2005                         3.00 to 1.00
                   March 31, 2006                           3.00 to 1.00
                    June 30, 2006                           2.75 to 1.00
                 September 30, 2006                         2.75 to 1.00
          December 31, 2006, and thereafter                 2.50 to 1.00

         Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Public Hub Company and its Restricted Subsidiaries' compliance with this Section, the Public Hub Company and its Restricted Subsidiaries' adjustment of earnings for the 2001 fiscal year (which was an aggregate earnings adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (I.E. $450,000 per fiscal quarter)."

         SECTION 1.6. Section 10.10 of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

         "SECTION 10.10. CAPITAL EXPENDITURES. The Public Hub Company and its Restricted Subsidiaries shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2002 in an aggregate amount in excess of $15,000,000 and shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2003 in an aggregate amount in excess of $9,000,000."

         SECTION 1.7. The following shall be added as a new Section 10.11 to the Note Purchase Agreements:

         "SECTION 10.11. COMPLIANCE CERTIFICATE. Notwithstanding anything to the contrary contained herein, including, without limitation, in SECTION 7, the Public Hub Company shall, five (5) Business Days prior to the earlier to occur of (a) April 30, 2004, and (b) the termination of the Bank Credit Agreement, deliver to each Noteholder a certificate of a Senior Financial Officer of the Public Hub Company setting forth the information (including detailed calculations) required in order to establish whether the Public Hub Company is in compliance with the requirements of SECTIONS 10.1 through and including 10.4, 10.5(H) and
         (I), 10.6(B) and 10.10 as of the last day of the last completed fiscal quarter for which financial statements are available (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence)."


SECTION 1.8. The following shall be added as a new Section 10.12 to the Note Purchase Agreements:

         "SECTION 10.12. REFINANCING OF BANK CREDIT AGREEMENT. The Obligors hereby covenant and agree that any funds received by or on behalf of the Obligors in connection with a refinancing of the Bank Credit

         Agreement, prior to or at maturity thereof, shall be applied on a pro-rata basis as between the Banks and the Noteholders, and, with respect to the Noteholders, pursuant to an offer to prepay pursuant to
         SECTION 8.2; it being understood that a refinancing for purposes of this SECTION 10.12 shall not include (a) an extension of the current Bank Credit Agreement led by the current Agent thereunder (Harris Trust and Savings Bank), or (b) a replacement of the Bank Credit Agreement led by a lender other than the current Agent thereunder and with the same or different lenders if such replacement (i) (x) is in an aggregate principal amount not in excess of 110%, and (y) is not in an aggregate principal amount less than 90%, in either case of this
         SECTION 10.12 (B)(I)(X) and SECTION 10.12 (B)(I)(Y), of the aggregate outstanding principal amount of, and all undrawn commitments under, the Bank Credit Agreement at such time, (ii) contains financial covenants which are no more burdensome to the Obligors than the financial covenants in the Note Purchase Agreements, (iii) is comparable to the Bank Credit Agreement and (iv) places the Obligors and the Noteholders in no worse a position."

SECTION 2.           REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

         SECTION 2.1. To induce the Noteholders to execute and deliver this Sixth Amendment (which representations shall survive the execution and delivery of this Sixth Amendment), the Obligors, jointly and severally, represent and warrant to the Noteholders that:

                   (a) this Sixth Amendment has been duly authorized, executed and delivered by each Obligor and this Sixth Amendment constitutes the legal, valid and binding obligation, contract and agreement of each Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (b) the Note Purchase Agreements, as amended by this Sixth Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Obligors enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (c) the execution, delivery and performance by the Obligors of this Sixth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which any Obligor is a party or by which any Obligor's properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in CLAUSE (III)(A)(3) of this
         SECTION 2.1(C);

                   (d) as of the date hereof and after giving effect to this Sixth Amendment, no Default or Event of Default has occurred which is continuing;

                   (e) all the representations and warranties contained in
         Section 5 of the Note Purchase Agreements (other than those contained in Sections 5.3, 5.3(a), 5.3(b) and 5.9) are true and correct in all material respects with the same force and effect as if made by the Obligors on and as of the date hereof (other than any representation and warranty that expressly relates to a specified earlier date, which was true and correct in all material respects as of such date); PROVIDED, THAT, notwithstanding any reference in Sections 5.3(c) and 5.3(d) of the Note Purchase Agreements to the Restricted Subsidiaries listed on Schedule 5.3 to the Note Purchase Agreements, the representations and warranties hereby made by the Obligors with reference to Sections 5.3(c) and 5.3(d) of the Note Purchase Agreements shall relate to the Restricted Subsidiaries existing on the date hereof;

                   (f) the statements and information furnished to the Noteholders in connection with the negotiation of this Amendment do not, taken as a whole, and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Noteholders acknowledging that as to any projections furnished to the Noteholders, the Obligors and the Constituent Company Guarantors only represent that the same were prepared on the basis of information and estimates the Obligors believed to be reasonable; and

                   (g) all tax returns with respect to any income tax or other material tax required to be filed by the Obligors and the Restricted Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Obligors or the Restricted Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Obligors do not know of any proposed additional tax assessment against the Obligors or any Restricted Subsidiary for which adequate provision in accordance with GAAP has not been made. Adequate provisions in accordance with GAAP for taxes on the books of the Obligors and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

SECTION 3.           CONDITIONS TO EFFECTIVENESS OF THIS SIXTH AMENDMENT.

         SECTION 3.1. This Sixth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                   (a) executed counterparts of this Sixth Amendment, duly executed by the Obligors and the holders of at least 51% of the outstanding principal amount of the Notes, shall have been delivered to the Noteholders;

                   (b) the Obligors and the Constituent Company Guarantors shall have executed and delivered the Collateral Documents and the Amended and Restated Intercreditor Agreement shall have been executed and delivered by the parties thereto;

                   (c) the Noteholders shall have received a copy of the resolutions of the Board of Directors of each Obligor authorizing the execution, delivery and performance by such Obligor of this Sixth Amendment, the Collateral Documents and the Amended and Restated Intercreditor Agreement, certified by such Obligor's Secretary or an Assistant Secretary;

                   (d) the representations and warranties of the Obligors set forth in SECTION 2 hereof are true and correct on and with respect to the date hereof;

                   (e) the Obligors shall have arranged to the satisfaction of the Required Holders for the payment to each Noteholder by no later than 5:00 p.m. (Chicago time) on October 15, 2002, an amendment fee in an amount equal to .15% times the outstanding principal amount of the Notes held by such Noteholder (the "AMENDMENT FEE"), such Amendment Fee to be fully earned and due and payable to each Noteholder upon the effectiveness of this Amendment;

                   (f) the Bank Credit Agreement shall have been amended in form and substance satisfactory to the Required Holders to effect a modification of the terms and conditions thereof such that the same are no more burdensome on the Obligors than the corresponding provisions of the Note Purchase Agreements after giving effect to the modifications contemplated by this Amendment;

                   (g) legal matters incident to the execution and delivery of this Amendment and the amendment to the Bank Credit Agreement shall be reasonably satisfactory to the Noteholders and their counsel.

Upon receipt of all of the foregoing, this Sixth Amendment shall become effective as of October 15, 2002.

SECTION 4.           PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

         SECTION 4.1. The Obligors agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Sixth Amendment, the Amended and Restated Intercreditor Agreement and the Collateral Documents.

SECTION 5.           MISCELLANEOUS.

         SECTION 5.1. This Sixth Amendment shall be construed in connection with and as part of each of the Note Purchase Agreements, and except as modified and expressly amended by this Sixth Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

        SECTION 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Sixth Amendment may refer to the Note Purchase Agreements without making specific reference to this Sixth Amendment but nevertheless all such references shall include this Sixth Amendment unless the context otherwise requires.

         SECTION 5.3. The descriptive headings of the various Sections or parts of this Sixth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         SECTION 5.4. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ILLINOIS LAW.

         SECTION 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Sixth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

         SECTION 5.6. The Noteholders acknowledge that the obligations of the Obligors under Section 5.2 of the Fifth Amendment to Note Purchase Agreements dated as of August 14, 2002 have been satisfied by this Sixth Amendment.

                      [Signature Pages Begin on Next Page]

         IN WITNESS WHEREOF, the Obligors and the Noteholders have caused this instrument to be executed as of October 15, 2002.

                               HUB GROUP, INC.
                               HUB CITY TERMINALS, INC.


                               By _____________________________________________
                                  David P. Yeager
                                  Chief Executive Officer for each of the above Companies

                     CONSTITUENT COMPANY GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Noteholders the Constituent Company Guaranty. The undersigned hereby consent to the Sixth Amendment to the Note Purchase Agreements as set forth above and confirm that the Constituent Company Guaranty and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Note Purchase Agreements shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Constituent Company Guaranty.

                           HUB CHICAGO HOLDINGS, INC., a Constituent Company
                              Guarantor


                           By
                              David P. Yeager
                              Chief Executive Officer



                           HLX COMPANY, L.L.C., a Constituent Company Guarantor


                           By
                              David P. Yeager
                              Vice Chairman and Chief Executive Officer



                           QSSC, INC.
                           QUALITY SERVICES, L.L.C.,
                           QUALITY SERVICES OF KANSAS, L.L.C.
                           QUALITY SERVICES OF NEW JERSEY, L.L.C.
                           Q.S. OF ILLINOIS, L.L.C.
                           Q.S. OF GEORGIA, L.L.C.


                           By
                              David P. Yeager
                              Chief Executive Officer for each of the above Constituent Company Guarantors

                            HUB GROUP ALABAMA, LLC
                            HUB GROUP ATLANTA, LLC
                            HUB GROUP BOSTON, LLC
                            HUB GROUP CANADA, L.P.
                            HUB GROUP CLEVELAND, LLC
                            HUB GROUP DETROIT, LLC
                            HUB GROUP FLORIDA, LLC
                            HUB GROUP GOLDEN GATE, LLC
                            HUB GROUP INDIANAPOLIS, LLC
                            HUB GROUP KANSAS CITY, LLC
                            HUB GROUP LOS ANGELES, LLC
                            HUB GROUP MID ATLANTIC, LLC
                            HUB GROUP NEW ORLEANS, LLC
                            HUB GROUP NEW YORK STATE, LLC
                            HUB GROUP NEW YORK-NEW JERSEY, LLC
                            HUB GROUP NORTH CENTRAL, LLC
                            HUB GROUP OHIO, LLC
                            HUB GROUP PHILADELPHIA, LLC
                            HUB GROUP PITTSBURGH, LLC
                            HUB GROUP PORTLAND, LLC
                            HUB GROUP ST. LOUIS, LLC
                            HUB GROUP TENNESSEE, LLC
                            HUB CITY TEXAS, L.P.
                            HUB GROUP TRANSPORT, LLC
                            HUB GROUP ASSOCIATES, INC.
                            HUB FREIGHT SERVICES, INC.
                            HUB HIGHWAY SERVICES
                            HUB GROUP DISTRIBUTION SERVICES, LLC


                            By
                                  David P. Yeager
                                  Chief Executive Officer for each of the above Constituent Company Guarantors

Consented, Accepted and Agreed as of October 15, 2002:

                            BAYSTATE HEALTH SYSTEM, INC.

                            By: David L. Babson & Company Inc. as Investment Adviser


                                  By____________________________________________
                                    Name:
                                    Title:

Consented, Accepted and Agreed as of October 15, 2002:


                            C.M. LIFE INSURANCE COMPANY

                            By: David L. Babson & Company Inc. as Investment Sub-Adviser


                                  By________________________________
                                    Name:
                                    Title:

Consented, Accepted and Agreed as of October 15, 2002:


                            MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                            By: David L. Babson & Company Inc., as Investment Adviser


                                  By________________________________
                                    Name:
                                    Title:

Consented, Accepted and Agreed as of October 15, 2002:


                             INVESTORS PARTNER LIFE INSURANCE COMPANY


                             By____________________________________
                                Name:
                                Title:

Consented, Accepted and Agreed as of October 15, 2002:


                            JOHN HANCOCK LIFE INSURANCE COMPANY


                            By____________________________________
                               Name:
                               Title:

Consented, Accepted and Agreed as of October 15, 2002:


                            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                            By____________________________________
                               Name:
                               Title:

Consented, Accepted and Agreed as of October 15, 2002:


                            MELLON BANK, N.A., solely in its capacity as Trustee
                               for the Bell Atlantic Master Trust (as directed by John Hancock Life Insurance Company), and not in its individual capacity


                            By____________________________________
                               Name:
                               Title:

Consented, Accepted and Agreed as of October 15, 2002:

                            RELIASTAR LIFE INSURANCE COMPANY

                            By:   ING INVESTMENT MANAGEMENT LLC,
                                  as agent


                            By____________________________________
                               Name:
                               Title:

Consented, Accepted and Agreed as of October 15, 2002:



                            RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                            By:   ING INVESTMENT MANAGEMENT LLC,
                                  as agent


                            By____________________________________
                               Name:
                               Title:

Consented, Accepted and Agreed as of October 15, 2002:


                            UNITED OF OMAHA LIFE INSURANCE COMPANY


                            By____________________________________
                               Name:
                               Title: